EXHIBIT 99.1

RESTAURANT   SUPPORT   CENTER

FOR IMMEDIATE RELEASE

Media Paul Kranhold/Lucy Neugart Sard Verbinnen 415-618-8750	Investors Stacy Roughan Director, Investor Relations IHOP Corp. 818-637-3632

IHOP CORP. TO REALIGN CORPORATE STRUCTURE AFTER COMPLETION OF

APPLEBEE’S ACQUISITION

Brand Leadership at IHOP Supported by Seasoned Team; Applebee’s Structure

Aligned to Drive Transition to Highly Franchised System

GLENDALE, Calif., November 7, 2007 — IHOP Corp. (NYSE: IHP) today announced that, upon the close of its acquisition of Applebee’s International, Inc. (NASDAQ: APPB), it plans to realign its organizational structure consistent with the Company’s strategy to franchise a substantial majority of Applebee’s company-operated restaurants.  The new organizational structure is expected to more effectively support two highly franchised restaurant brands, provide for strong marketing and operations leadership, leverage shared functional areas to deliver operational and financial synergies, and drive immediate and meaningful cost savings.

“We will have two robust business units devoting full attention to our first priority, delighting IHOP and Applebee’s guests, while the parent company facilitates the sharing of appropriate services,” said Julia A. Stewart, Chairman and Chief Executive Officer of IHOP Corp., who will lead the management team of the combined companies.  “In addition to my role as CEO of our parent company, over the next several months I plan to devote a substantial portion of my time to the day-to-day management of the Applebee’s business unit as I work with our new leadership team to re-energize and differentiate the Applebee’s brand.”

Parent Company to Deliver Operational Synergies

By harnessing the extensive experience and industry knowledge of the Applebee’s and IHOP executive teams, the Company plans to integrate a range of functional areas to support each brand more effectively and efficiently.  These areas include Finance, Legal, Information Technology, Supply Chain, Quality Assurance, and Human Resources for the benefit of the entire enterprise.  The Company believes that these disciplines can be effectively shared to better support the franchisees and restaurant operators without impacting the unique positioning of each brand.

Stewart said, “Our focus at the corporate level will be to leverage our proven core competencies — optimizing a highly franchised business model, controlling General and Administrative expenses and re-energizing brands — to foster and support sales growth and operating profitability within each business unit.”

Aligning Applebee’s for the Future

As previously announced, IHOP Corp. intends to franchise a large majority of Applebee’s company-owned restaurants as it transitions the brand to a highly franchised system.  Accordingly, the Company plans to streamline Applebee’s leadership team to 10 members from

450 N. Brand Boulevard • 7th Floor • Glendale, CA 91203-2306 • Phone: (818) 637-3632 • Fax: (818) 637-3120

its current 21 member team over time as it remakes Applebee’s into a nearly 100% franchise organization.  The Company plans to retain or promote many of Applebee’s key executives to lead functional areas including Marketing, Operations, Finance, Legal, Development, International and Human Resources.  A total of eight executives, including Applebee’s President and Chief Executive Officer, Dave Goebel, and Steve Lumpkin, Executive Vice President, Chief Financial and Strategy Officer, will depart the Company at the close of the transaction.

“I want to express my appreciation to Dave Goebel and Steve Lumpkin for their professionalism, leadership and good counsel as we jointly worked to develop the new organization structure.  I wish them both much success in the future,” said Stewart.

Limited Changes at IHOP Business Unit

Minimal leadership changes are expected at the IHOP business unit in part because the brand has already optimized its highly franchised business model over the past several years.  Some executive changes reflect the decision to develop a shared services framework for the benefit of both restaurant brands while IHOP’s Marketing and Operations leadership remains unchanged.

Next Steps

IHOP Corp. has engaged an executive search firm and is actively seeking a President for each business unit.  Once on board, the Presidents of the IHOP and Applebee’s business units will report directly to Ms. Stewart.  Additionally, the Company is currently working to align director and associate level resources at Applebee’s as appropriate with its leadership changes announced today.

“We look forward to successfully closing the transaction later this month and to quickly integrating the two businesses into a new, more efficient operating structure,” said Stewart.  “We have a lot of work ahead of us and are excited to get started and capture the significant growth opportunities that exist for both IHOP and Applebee’s.”

The transaction is expected to close by November 29, 2007, subject to satisfaction or waiver of additional customary closing conditions set forth in the merger agreement. Following the closing, Applebee’s will operate as a wholly-owned subsidiary of IHOP Corp.

To view top level organizational charts for IHOP Corp., the IHOP business unit and the Applebee’s International business unit, please visit the following link on IHOP’s Investor Relations Web site: http://www.ihop.com/index.php?option=com_wrapper&Itemid=34.

About IHOP Corp.

The IHOP family restaurant chain has been serving a wide variety of breakfast, lunch and dinner selections for nearly 50 years.  Offering 14 types of pancakes as well as omelettes, breakfast specialties, burgers, sandwiches, salads, chicken and steaks, IHOP’s diverse menu appeals to people of all ages. IHOP restaurants are franchised and operated by Glendale, California-based IHOP Corp.  As of September 30, 2007, the end of IHOP’s third quarter, there were 1,328 IHOP restaurants in 49 states, Canada, Mexico and the U.S. Virgin Islands.  IHOP Corp. common stock is listed and traded on the NYSE under the symbol “IHP.”  For more information, call the Company’s headquarters at (818) 240-6055 or visit the Company’s Web site located at www.ihop.com.

About Applebee’s

Applebee’s International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar brand, the largest casual dining concept in the world.  As of October 28, 2007, there were 1,955 Applebee’s restaurants operating system-wide in 49 states, 17 international countries, and one U.S. territory, of which 510 were company-owned.  Additional information on Applebee’s International can be found at the company’s website (www.applebees.com).

Forward-Looking Statements

There are forward-looking statements contained in this news release. They use such words as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology, and include statements regarding the timing and certainty of closing IHOP’s pending acquisition of Applebee’s, strategic and financial benefits of the acquisition, expectations regarding accretion, integration and cost savings, and other financial guidance. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: the implementation of IHOP’s strategic growth plan; the availability of suitable locations and terms for the sites designated for development; the ability of franchise developers to fulfill their commitments to build new restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; uncertainty as to whether the acquisition will be completed; the failure of either party to meet the closing conditions set forth in the merger agreement; IHOP’s failure to obtain financing for the acquisition on satisfactory terms or at all; risks associated with successfully integrating IHOP and Applebee’s; risks associated with executing IHOP’s strategic plan for Applebee’s; risks associated with IHOP’s incurrence of significant indebtedness to finance the acquisition; the failure to realize the synergies and other perceived advantages resulting from the acquisition; costs and potential litigation associated with the acquisition; the ability to retain key personnel both before and after the acquisition; conditions beyond IHOP’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting IHOP’s customers or food supplies or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; continuing acceptance of the IHOP, International House of Pancakes and Applebee’s brands and concepts by guests and franchisees; IHOP’s and Applebee’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in IHOP’s and Applebee’s news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of IHOP’s and Applebee’s Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by IHOP Corp. pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, IHOP disclaims any intent or obligation to update these forward-looking statements.